Exhibit 25

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

N/A	95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street, Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Legal Department
The Bank of New York Mellon Trust Company, N.A.
One Wall Street, 15th Floor
New York, NY  10286
(212) 635-1270
 (Name, address and telephone number of agent for service)

TARGET CORPORATION

(Exact name of obligor as specified in its charter)

Minnesota	41-0215170
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1000 Nicolett Mall Minneapolis, Minnesota	55403-2467
(Address of principal executive offices)	(Zip code)

Debt Securities
(Title of the indenture securities)

Item 1.                       General information.

Furnish the following information as to the trustee:

(a)             Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency — United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)            Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                       Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.                List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                           A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A.  (Exhibit 1 to Form T-1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006)

2.                           A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.                           A copy of the authorization of the trustee to exercise corporate trust powers.  (Exhibit 3 to Form T-1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006).

4.                           A copy of the existing by-laws of the trustee.  (Exhibit 4 to Form T-1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006).

6.                           The consent of the trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed on September 8, 2008 in connection with Registration Statement No. 333-135006).

7.                           A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.                           Not applicable.

9.                           Not applicable.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 4th day of December, 2009.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/ Sharon McGrath
Name:	Sharon McGrath
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business September 30, 2009, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts
		in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		1,585
Interest-bearing balances		426
Securities:
Held-to-maturity securities		16
Available-for-sale securities		553,806
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		83,000
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		10,983
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		1
Not applicable Intangible assets:
Goodwill		852,858
Other Intangible Assets		251,145
Other assets		156,398
Total assets		$1,910,218

LIABILITIES

Deposits:
In domestic offices		1,712
Noninterest-bearing	1,712
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		268,691
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		198,124
Total liabilities		468,527
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		316,907
Accumulated other comprehensive income		2,264
Other equity capital components		0
Total equity capital		1,441,691
Total liabilities and equity capital (sum of items 21 and 28)		1,910,210

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz                                   )                                            Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)